Exhibit 1.1

CHINA SUNERGY CO., LTD.

8,500,000 American Depositary Shares

Representing

51,000,000 Ordinary Shares

($0.0001 par value per Ordinary Share)

UNDERWRITING AGREEMENT

May     , 2007

UNDERWRITING AGREEMENT

May     , 2007

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

as Managing Underwriter

Ladies and Gentlemen:

China Sunergy Co., Ltd., an exempted company incorporated in the Cayman Islands (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 8,500,000 American Depositary Shares (the “Firm ADSs”), each representing six ordinary shares, par value $0.0001 per ordinary share (the “Ordinary Shares”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,275,000 ADSs (the “Additional ADSs”). The Firm ADSs and the Additional ADSs are hereinafter collectively sometimes referred to as the “ADSs.” The ADSs are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-142367) under the Act, including a prospectus, relating to the ADSs.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of the Ordinary Shares represented by the ADSs pursuant to Rule 462(b) under the Act, and (iv) the F-6 Registration Statement (as defined below).

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the ADSs, copies of one or more preliminary prospectuses relating to the ADSs. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the ADSs, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the ADSs.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the ADSs contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”). The Underwriters have not offered or sold and will not offer or sell, without the Company’s written consent, any ADSs by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Preliminary Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

“Applicable Time,” as used herein means [            ] p.m. (New York City time) on the date hereof.

The Ordinary Shares to be represented by the ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the Deposit Agreement dated as of [                    ] (the “Deposit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADRs.

As used in this Agreement, “business day” shall mean a day on which the Nasdaq Global Market (the “NASDAQ”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. 000-[            ]) under the Exchange Act to register, under Section 12(g) of the Exchange Act, the Ordinary Shares and the ADSs.

It is understood that approximately 425,000 American Depositary Shares of the Firm ADSs (the “Directed Shares”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) to employees of the Company and its Subsidiaries [and persons having business relationships with the Company and its subsidiaries] who have heretofore delivered to [the Representative] offers [or indications of interest] to purchase Firm ADSs in form satisfactory to the Representative (such program, the “Directed Share Program”) and that any allocation of such Firm ADSs among such persons will be made in accordance with timely directions received by the Representative from the Company; provided that under no circumstances will any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program. It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any participant in the Directed Share Program by [    ]:00 a.m. (New York City time), on the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the respective number of Firm ADSs (subject to such adjustment as the Representative may determine to avoid fractional ADSs) which bears the same proportion to the total number of Firm ADSs to be sold by the Company as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule A annexed hereto, subject to adjustment in accordance with Section 9 hereof, bears to the total number of Firm ADSs, in each case at a purchase price of $[            ] per ADS. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm ADSs as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm ADSs upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company all or a portion of the Additional ADSs as may be necessary to cover over-allotments made in connection with the offering of the Firm ADSs, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm ADSs. The Over-Allotment Option may be exercised by the Representative on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional ADSs as to which the Over-Allotment Option is being exercised and the date and time when the Additional ADSs are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional ADSs to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional ADSs being purchased as the number of Firm ADSs set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm ADSs (subject, in each case, to such adjustment as the Representative may determine to eliminate fractional ADSs), subject to adjustment in accordance with Section 9 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm ADSs shall be made by one or more of the Underwriters on behalf of all the Underwriters to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm ADSs to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on [closing date] (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm ADSs shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional ADSs shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm ADSs. Electronic transfer of the Additional ADSs shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 8 hereof with respect to the purchase of the ADSs shall be made at the offices of O’Melveny & Myers LLP, 37th Floor, Plaza 66, 1266 Nanjing Road West, Shanghai P.R.C., at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm ADSs or the Additional ADSs, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Ordinary Shares represented by the ADSs pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the ADSs; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(b) a registration statement on Form F-6 (No. 333-[            ]) relating to the ADSs has been filed with the Commission (such registration statement, including all exhibits thereto, as amended at the time of effectiveness of such registration statement for purposes of Section 11 of the Act, as such section applies to the respective Underwriters, being hereinafter referred to as the “F-6 Registration Statement”); the F-6 Registration Statement has become effective under the Act; no stop order of the Commission preventing or suspending the effectiveness of the F-6 Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the F-6 Registration Statement complied as of such effective time, complies and will comply, at the time of purchase and any additional time of purchase, and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all material respects, with the applicable requirements of the Act, and did not, as of such effective time, does not and will not, at the time of purchase and any additional time of purchase, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(c) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, and each additional time of purchase, if any, will comply, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the Commission, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of purchase, and each additional time of purchase, if any, in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus;

(d) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any ADSs by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the ADSs, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); each the Preliminary Prospectus is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the ADSs, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the ADSs contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the ADSs contemplated hereby is solely the property of the Company; the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show;

(e) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Prospectus entitled Capitalization and Description of Share Capital (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Prospectus entitled Capitalization and Description of Share Capital (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of Shares upon exercise of stock options and warrants, disclosed as outstanding in the Registration Statement, each Preliminary Prospectus and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement, each Preliminary Prospectus and the Prospectus); all of the issued and outstanding share capital of the Company, including the Ordinary Shares represented by the ADSs, have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; prior to or concurrently with the completion of the offering of ADSs contemplated hereby, all outstanding Series A redeemable convertible preferred shares of the Company, Series B redeemable convertible preferred shares of the Company, and Series C redeemable convertible preferred shares of the Company (collectively, the “Preferred Shares”) shall convert into Ordinary Shares in the manner described in the Registration Statement, each Preliminary Prospectus and the Prospectus; all Ordinary Shares issuable upon the mandatory conversion of the Preferred Shares have been duly authorized and reserved for issuance; and the ADSs are authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NASDAQ;

(f) the Company has been duly incorporated and is validly existing as a company in good standing under the laws of the Cayman Islands, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute, deliver and perform its obligations under this Agreement;

(g) the Company is duly qualified to do business as a foreign company and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, management, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) prevent the ADSs from being accepted for listing on, or result in the delisting of ADSs from, the NASDAQ (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

(h) the Company has no subsidiaries (as defined under the Act) other than CEEG (Nanjing) PV-Tech Co. Ltd., a China company (“Nanjing PV”), China Sunergy Co., Ltd. (“Sunergy BVI”), a British Virgin Islands company, CEEG (USA) PV, Inc., incorporated in the State of California, and CEEG Europe B.V., incorporated in the Netherlands (collectively, the “Subsidiaries”); the Company owns, directly or indirectly, all of the issued and outstanding capital stock of each of the Subsidiaries; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the memorandum and articles of association or other constitutional documents of the Company and each Subsidiary and all amendments thereto have been delivered to you, and, except as set forth in the Registration Statement and its exhibits, no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties, if any, and to conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into ordinary shares or any other class of capital stock or ownership interests in the Subsidiaries are outstanding;

(i) the Ordinary Shares represented by the ADSs to be sold by the Company pursuant hereto, have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Ordinary Shares represented by the ADSs to be sold by the Company pursuant hereto, except as disclosed in the Registration Statement and subject to the terms and conditions of the Deposit Agreement, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s memorandum and articles of association or any agreement or other instrument to which the Company is a party; except as disclosed in the Registration Statement and subject to their terms and conditions of the Deposit Agreement, the Ordinary Shares represented by the ADSs to be sold by the Company pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s memorandum and articles of association or any agreement or other instrument to which the Company is a party; the Ordinary Shares represented by the ADSs may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the ADSs as contemplated by the Deposit Agreement; upon payment of the purchase price in accordance with this Agreement at the time of purchase and any additional time of purchase, as the case may be, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the ADSs, will be entitled to all the rights of a shareholder of Ordinary Shares conferred by the Company’s memorandum and articles of association, and the Depositary or its nominee will acquire, subject to the terms of the Deposit Agreement, valid and unencumbered title to the Ordinary Shares represented by the ADSs and the Underwriters will acquire valid and unencumbered title to the ADS;

(j) the share capital of the Company, including the Ordinary Shares represented by the ADSs, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the ADRs evidencing the ADSs are in due and proper form;

(k) all dividends and other distributions declared with respect to after-tax retained earnings on the equity interests of Nanjing PV may under the current laws and regulations of the PRC be paid to the Company; and all such dividends and distributions will not be subject to withholding or other taxes under the current laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC;

(l) the Registration Statement, each Preliminary Prospectus, the Prospectus, the F-6 Registration Statement, the Exchange Act Registration Statement, and the filing of the Registration Statement, the Prospectus and the Exchange Act Registration Statement with the Commission have each been duly authorized by and on behalf of the Company, and the Registration Statement and the Exchange Act Registration Statement have each been duly executed pursuant to such authorization by and on behalf of the Company;

(m) this Agreement has been duly authorized, executed and delivered by the Company;

(n) the Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to enforceability to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the represented by Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus; upon the sale and delivery to the Underwriters of the ADSs, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such ADSs, free and clear of all pledges, liens, security interest, charges, claims or encumbrances of any kind;

(o) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective constituent documents, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except where such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) any federal, state, local or foreign law, regulation or rule, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ, or (v) any decree, judgment or order applicable to it or any of its properties, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect;

(p) the execution, delivery and performance of this Agreement and the Deposit Agreement, the issuance and sale of the ADSs to be sold by the Company pursuant hereto, the deposit of Ordinary Shares with the Depositary and the issuance of the ADRs evidencing the Company Offered ADSs, and the consummation of the transactions contemplated hereby and in the Deposit Agreement will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (i) the memorandum and articles of association or other constitutional documents of the Company or any of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, except where such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) any applicable federal, state, local or foreign law, regulation or rule, or (iv) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (v) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties;

(q) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the shareholders of the Company, is required in connection with the sale of the ADSs to be sold by the Company pursuant hereto, the deposit of the Ordinary Shares to be deposited with the Depositary against issuance of ADRs evidencing the Company Offered ADSs to be delivered or the consummation of the transactions contemplated hereby and by the Deposit Agreement, other than (i) registration of the Ordinary Shares and the ADSs under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Company Offered ADSs are being offered by the Underwriters or (iii) under the Conduct Rules of the NASD;

(r) except as described in the Registration Statement, each Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares or any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the ADSs; no person has the right, contractual or otherwise, to cause the Company to register under the Act any Ordinary Shares or any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(s) except as disclosed in the Preliminary Prospectuses and the Prospectus, each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(t) there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(u) Deloitte Touche Tohmatsu CPA Ltd., who have certified the financial statements filed with the Commission as part of the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are independent public accountants and have been registered with the Public Company Accounting Oversight Board of the United States, in each case as required by the Act;

(v) the consolidated financial statements included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and have been prepared in compliance in all material respects with the requirements of the Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, comply with the requirements of the Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, each Preliminary Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(w) subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the share capital or outstanding indebtedness of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the share capital of the Company or any Subsidiary (excluding the dividend or distribution of any kind declared, paid or made by any Subsidiary, directly or indirectly, to the Company);

(x) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of the directors, “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act), and each security holder of the Company named in Exhibit A-1 hereto;

(y) none of the Company or any Subsidiary is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of ADSs will any of them be, and, after giving effect to the offering and sale of the

ADSs, none of them will be, an “investment company” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or a “passive foreign investment company” (a “PFIC”) or a “controlled foreign corporation,” as such terms are defined in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Company has no plan or intention to operate in such a manner so as to become a PFIC in the future;

(z) the Company and each of the Subsidiaries have good and marketable title to all property (real and personal) described the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(aa) the Company or the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described as belonging to or being licensed to the Company or the Subsidiaries in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted (including but not limited to the commercialization of products or services described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, each Preliminary Prospectus and the Prospectus disclose is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property that is owned by the Company or the Subsidiaries, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property that is licensed by the Company or the Subsidiaries, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim;

(vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vii) the Company and the Subsidiaries have complied, in all material respects, with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; and (viii) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property;

(bb) except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, [(i)] there is (A) no [unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no] strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries [and], [(ii)] to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries [, and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries];

(cc) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) to the Company’s knowledge, is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation by the Company or any Subsidiary of any Environmental Law or any actual or alleged release or cleanup by the Company or any Subsidiary at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, relating to the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(dd) all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided; all local and national PRC governmental tax waivers and other local and national PRC tax relief, concessions and preferential treatments are valid and do not violate any provision of any law or statute or any order, rule or regulation of any local or national governmental authority;

(ee) the Company and each of the Subsidiaries maintain insurance covering such risks as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practices in the locations where the Company and the Subsidiaries carry out their respective businesses, to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

(ff) other than purchase orders entered into in the ordinary course of business, neither the Company nor any Subsidiary has sent or received any communication regarding early termination of any of the contracts or agreements referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(gg) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(hh) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company has taken all necessary actions to ensure that, upon and at all times for six months after the Applicable Time, the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(ii) the Company has provided or made available to you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of the Subsidiaries to any director or executive officer of the Company; and, except as disclosed in the Registration Statement, each Preliminary Prospectus and the Prospectus, since December 31, 2005, the Company has not, directly or indirectly, including through any of the Subsidiaries (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company, or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on December 31, 2005, that constitutes a violation of any applicable law or regulation; and there currently is no extension of credit, arrangement to extend credit or outstanding loan from the Company, directly or indirectly, to any director or executive officer of the Company or any family member or affiliate of any director or executive officer;

(jj) all statistical or market-related data included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company or the Underwriters have obtained the written consent to the use of such data from such sources to the extent required;

(kk) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder;

(ll) the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(mm) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the ADSs contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(nn) except for applicable PRC law, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement, each Preliminary Prospectus and the Prospectus;

(oo) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(pp) each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply,

with any applicable laws or regulations of foreign jurisdictions in which such Preliminary Prospectus, Prospectus or such Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body, other than such as have been obtained, is required under the securities laws and regulations of any foreign jurisdiction in which the Directed Shares are offered or sold outside the United States;

(qq) the Company has not offered, or caused to offer, ADSs to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, its business or its products;

(rr) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs;

(ss) the descriptions set forth in the Prospectus under the caption “Prospectus Summary—Corporate Structure” (the “Restructuring”) are accurate and fair in all material respects; the Restructuring does not contravene or conflict with (i) its respective constituent documents, or (ii) any material indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (iii) any provision of applicable law or statute, rule or regulation of any governmental agency having jurisdiction over the Company or the Subsidiaries or any of their properties (including, without limitation, the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC);

(tt) all governmental authorizations required in connection with the Restructuring have been made or unconditionally obtained in writing, and no such governmental authorization has been withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed;

(uu) each of the Company and Sunergy BVI has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers, and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company, (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;

(vv) to the Company’s knowledge, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectus;

(ww) the Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(xx) except as disclosed in the Preliminary Prospectuses and the Prospectus no transaction, stamp, capital or other issuance, registration or transfer taxes or duties are, under the laws and regulations of each of the PRC and the Cayman Islands, payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (i) the sale and delivery of the Ordinary Shares represented by the ADSs, the issuance of the ADSs by the Depositary, and the delivery of the ADSs to or for the accounts of the Underwriters, (ii) the initial sale and delivery by the Underwriters of the ADSs to purchasers thereof, (iii) the holding or transfer of the ADSs outside the Cayman Islands, (iv) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADSs, or (v) the execution and delivery of this Agreement or the Deposit Agreement (other than nominal stamp duty if this Agreement or the Deposit Agreement are executed in or brought into the Cayman Islands);

(yy) the choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC; the Company has the power to submit, and pursuant to Section 14 hereof has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court (as defined Section 14 hereof), and the Company has the power to designate, appoint and authorize, and pursuant to Section 14 hereof, has legally, validly, effectively and irrevocably designated, appointed and authorized, the Authorized Agent (as defined in Section 14 hereof) for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the ADSs in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 hereof;

(zz) neither the Company nor any Subsidiary, nor any of their respective properties, assets or revenues, has any right of immunity, under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company or any Subsidiary, or any of their respective properties, assets or revenues, may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 14 hereof;

(aaa) the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands;

(bbb) there are no contracts or documents that are required to be described in the Registration Statement, the F-6 Registration Statement, the Preliminary Prospectuses or the Prospectus or to be filed as an exhibit to the Registration Statement or the F-6 Registration Statement that have not been so described and filed as required;

(ccc) each of the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Prospectuses and the Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof;

(ddd) the Company’s directors and executive officers have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Preliminary Prospectuses and the Prospectus and have consulted with the Company’s legal advisers and independent accountants with regards to such disclosure;

(eee) the Preliminary Prospectuses and the Prospectus each fairly and accurately describe (i) all material trends, demands, commitments and events known to the

Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (ii) neither the Company nor any Subsidiary is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are off-balance sheet transactions. As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not”;

(fff) the statements set forth in each Preliminary Prospectus and the Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares,” insofar as they purport to constitute a summary of the terms of the Ordinary Shares and the ADSs, respectively, and under the captions “Taxation,” “Underwriting,” “Enforceability of Civil Liabilities” and “Regulation,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(ggg) other than as set forth in each Preliminary Prospectus and the Prospectus, no governmental approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to holders of Ordinary Shares, including the Depositary and holders of ADSs, or for the conversion by the Depositary of any dividends paid in U.S. dollars or the repatriation thereof out of the Cayman Islands and no other withholding or other taxes under the laws and regulations of the Cayman Islands will be imposed in connection with the declaration and payment by the Company of dividends and other distributions in respect of shares of its capital stock;

(hhh) there are no related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus or the Prospectus that have not been described as required;

(iii) the Company and each of the Company’s directors that signed the Registration Statement is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”, in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Initial Registration Statement and each such director has confirmed that he or she understands such legal advice;

(jjj) the issuance and sale of the ADSs, the quotation and trading of the ADSs on the NASDAQ or the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof or at each additional time of purchase, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules;

(kkk) as of the date of the Prospectus and as of the date hereof, the M&A Rules did not and do not apply to the issuance and sale of the ADSs, the quotation and trading of the ADSs on the NASDAQ, or the consummation of the transactions contemplated by this Agreement;

(lll) the issuance and sale of the Ordinary Shares and the ADSs, the quotation and trading of the ADSs on the NASDAQ or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Powers of Attorney is not and will not be, as of the date hereof or at each time of purchase, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”);

(mmm) as of the date of the Prospectus and as of the date hereof, the M&A Rules did not and do not apply to the issuance and sale of the Ordinary Shares and the ADSs, the quotation and trading of the ADSs on the NASDAQ, or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Powers of Attorney; and

(nnn) the statements set forth in the Prospectus under the captions “Risk Factors—Risks Relating to China—The approval of the China Securities Regulatory Commission may be required in connection with this offering under a recently adopted PRC regulation and, if required, we cannot currently predict whether we will be able to obtain such approval”, “Risk factors—Risks Relating to China—Recent regulations relating to offshore investment activities by PRC residents may limit our ability to inject capital into our PRC subsidiary, limit our subsidiary’s ability to distribute profits to us, or otherwise adversely affect us”, “Regulation—Restriction on Foreign Ownership”, “Regulation—Foreign Currency Exchange”, and “Regulation—Dividend Distribution” are a fair and accurate summary of the matters described therein, and nothing has been omitted from such summary which would make the same misleading in any material respect.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the ADSs shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the ADSs for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Representative may designate and to maintain such qualifications in effect so long as the Representative may request for the distribution of the ADSs; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the ADSs); and to promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the ADSs for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver, in connection with the sale of the ADSs, a prospectus under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the ADSs may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d) to advise the Underwriters promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide the Underwriters and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Representative shall object in writing;

(e) subject to this Section 4, to file promptly all reports and documents required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered in connection with any sale of the ADSs; and to provide the Underwriters, for their review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing and to promptly notify the Representative of such filing. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, it is not required to furnish such reports or statements to the Underwriters, to the extent they are publicly available on EDGAR;

(f) to advise the Representative promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered in connection with any sale of the ADSs contemplated hereunder, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Representative promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to this Section 4, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(g) to make generally available to its security holders, and to deliver to the Representative, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than [            ], 2008;

(h) to furnish to the Representative six copies of the Registration Statement and F-6 Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(i) to furnish to the Representative as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 7 hereof;

(j) to apply the net proceeds to the Company from the sale of the ADSs in the manner set forth under the caption “Use of proceeds” in the Prospectus and to file such reports with the Commission with respect to the sale of the ADSs and the application of the proceeds therefrom as may be required by Rule 463 under the Act; to not use, and to cause the Subsidiaries not to use, the proceeds from the sale of any Ordinary Shares or ADSs contemplated hereunder, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Ordinary Shares or ADSs, by virtue of their purchasing or holding any Ordinary Shares or ADSs, to be in violation of the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or in connection with business, operations or contracts with the Governments or with any person or entity of Cuba, Iran, North Korea, Syria or Myanmar or any person or entity that is subject to sanctions under any program administered by the Office of Foreign Assets Control of the United States Treasury Department;

(k) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act, if there is any Permitted Free Writing Prospectus;

(l) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representative, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the ADSs and Ordinary Shares as contemplated by this Agreement, (B) issuances of ADSs or Ordinary Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement, each Preliminary Prospectus and the Prospectus, and (C) the issuance of stock options not exercisable during the Lock-Up Period pursuant to stock option or other share incentive plans described in the Registration Statement, each Preliminary Prospectus and the Prospectus; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs, unless the Representative waive, in writing, such extension;

(m) prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the ADSs, without your prior consent;

(n) not, at any time at or after the execution of this Agreement, not to, directly or indirectly, offer or sell any of the ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of any of the ADSs, in each case other than the Prospectus;

(o) in connection with the Directed Share Program, to ensure that the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of ADSs and Ordinary Shares by the Company are restricted pursuant to Section 3(l) hereof, and the Representative will notify the Company as to which Directed Share Participants will need to be so restricted. At the request of the Representative, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Section 3(l) hereof;

(p) to comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program;

(q) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs;

(r) to cause the ADSs to be listed for quotation on the NASDAQ and for one year after the Applicable Time to maintain the listing of the ADSs for quotation on the NASDAQ;

(s) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Ordinary Shares; (i) not to attempt to avoid any judgment obtained by it or denied to it in a New York Court; (ii) following the consummation of the offering of the ADSs, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) to use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes;

(t) the Company will comply with the terms of the Deposit Agreement so that the ADRs evidencing the ADSs will be executed by the Depositary and delivered to the Underwriters, pursuant to this Agreement at the applicable time of purchase;

(u) to indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the ADSs and on the execution and delivery of this Agreement; to make all payments to be made by the Company hereunder without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges, in which event, to pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made;

(v) upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License is granted without any fee and may not be assigned or transferred to any person other than affiliates of such Underwriter;

(w) to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with the Sarbanes-Oxley Act; and

(x) to file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act.

5. Covenant to Pay Costs. The Company agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the ADSs and the Ordinary Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Ordinary Shares represented by the ADSs with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to the Company, (iii) the producing, word processing and/or printing of this Agreement, the Deposit Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the ADSs and Ordinary Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the ADSs on any securities exchange or qualification of the ADSs for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the ADSs by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to NASD matters, (vii) the fees and disbursements of any transfer agent or registrar for the ADSs, (viii) the fees and expenses of the Depositary as agreed by the Company and the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters in connection with the initial purchase of ADSs), (ix) the cost of preparing the ADRs, (x) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the ADSs to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (xi) the costs and expenses of qualifying the ADSs for inclusion in the book-entry settlement system of the DTC, (xii) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, (xiii) the offer and sale of ADSs by the Underwriters in connection with the Directed Share Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program, (xiv) the performance of the Company’s other obligations hereunder, and (xv) all other reasonable out-of-pocket fees and expenses incurred by the Underwriters in connection with their or the Company’s obligations hereunder. In addition, the Company agrees to reimburse the Underwriters for the fees and expenses of the Underwriters’ U.S. legal counsel, subject to a cap of $930,000, the Underwriters’ out-of-pocket expenses subject to a cap of $200,000, and the fees and expenses of the Underwriters PRC legal counsel, subject to a cap of $50,000.

6. Reimbursement of Underwriters’ Expenses. If the ADSs are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company in addition to paying the amounts described in Section 5 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Latham & Watkins LLP, United States counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Representative, in the form set forth in Exhibit B hereto.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of King & Wood, PRC counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Representative, in the form set forth in Exhibit C hereto.

(c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Conyers Dill & Pearman, Cayman Islands and BVI counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Representative, in the form set forth in Exhibit D hereto.

(d) You shall have received from Deloitte Touche Tohmatsu CPA Ltd. letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms reasonably satisfactory to the Representative, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of O’Melveny & Myers LLP, United States counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representative.

(f) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Junhe Law Offices, PRC counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representative.

(g) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Ziegler, Ziegler & Associates LLP, United States counsel for the Depositary, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Representative, in the form set forth in Exhibit E hereto.

(h) The Registration Statement, the Exchange Act Registration Statement, and any registration statement required to be filed, prior to the sale of the ADSs, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(i) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Prospectus, nor any amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit F hereto.

(k) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of one of its directors, dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Representative, in the form set forth in Exhibit G hereto.

(l) You shall have received each of the signed Lock-Up Agreements referred to in Section 3 hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(m) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(n) The ADSs shall have been approved for quotation on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(o) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby that remain unresolved.

8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the judgment of the Representative, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the ADSs and the Ordinary Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange, the NASDAQ, The Stock Exchange of Hong Kong or the London Stock Exchange; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either United States federal, New York State, London, Hong Kong, the PRC or the Cayman Islands authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands; (D) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any governmental agency materially affecting the business or operations of the Company or it Subsidiaries, (E) an outbreak or escalation of hostilities or acts of terrorism involving the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands or a declaration by the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands of a national emergency or war; or (F) any other calamity or crisis or any change in financial, political or economic conditions in the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands or elsewhere, if the effect of any such event specified in clause (D), (E) or (F), in the judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or the delivery of the ADSs and the Ordinary Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

If the Representative elects to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the ADSs or Ordinary Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5, 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments. Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm ADSs to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm ADSs which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm ADSs, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm ADSs they are obligated to purchase pursuant to Section 1 hereof) the number of Firm ADSs agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Firm ADSs shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Firm ADSs shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm ADSs set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company each agrees with the non-defaulting Underwriters that it will not sell any Firm ADSs hereunder unless all of the Firm ADSs are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm ADSs which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm ADSs which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm ADSs which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its employees, partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the F-6 Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement, which information consists solely of the information specified in Section 11 hereof, or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading; (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Prospectus or Permitted Free Writing Prospectus, which information consists solely of the information as specified in Section 11 hereof, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; (iii) any untrue statement or alleged untrue statement of a material fact included in any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Ordinary Shares or ADSs under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Blue Sky Application, which information consists solely of the information as specified in Section 11 hereof, or arises out of or is based upon any omission or alleged omission to state a material fact in such Blue Sky Application in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in light of the circumstances under which they were made not misleading; (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the ADSs or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided that the Company shall not be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter, its employees, partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons for any legal or other expenses reasonably incurred by that Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, expense, liability or action as such expenses are incurred, provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any “issuer information” or in any such amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use therein, which information consists solely of the information specified in Section 11 hereof; or (v) any breach of any representation or warranty of the Company in this Agreement or any certificate or other agreement delivered pursuant hereto or contemplated hereby.

(b) Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company, its employees, directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (e), respectively, of this Section 10, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a), (b) or (e) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 10(e) hereof, which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the ADSs. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 10(e) hereof. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company agrees to indemnify, defend and hold harmless each Underwriter, its employees, partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Underwriters may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program. The Company shall reimburse the Underwriters promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

(f) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(g) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company contained in this

Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its employees, partners, directors or officers or any person (including each employee, partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the ADSs to be sold by the Company pursuant hereto. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company against any of their officers or directors in connection with the issuance and sale of the ADSs, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

11. Information Furnished by the Underwriters. The statements set forth in the [            ] and [            ] paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 10 hereof.

12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Merrill Lynch & Co. at 4 World Financial Center, New York, New York 10080, Attention: [                    ], and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at [            ], Attention: [                    ].

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the

Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company hereby appoints, without power of revocation, [CT Corporation System at 111 Eighth Avenue, New York, New York 10011], as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

15. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

16. Payments. All sums payable to the Underwriters or any of its associates under this Agreement shall be made in United States dollars without the withholding or deduction of any present or future taxes or any other fees, expenses, assessments or charges of any kind (including, without limitation, any value added tax, consumption tax, goods and services tax, securities transaction tax or stamp duty but excluding taxes imposed on the overall net income of the Underwriters) imposed by the government of the Cayman Islands or PRC or any political subdivision or taxing authority thereof or any other jurisdiction from which such payment may be made (collectively, “Tax”) unless required by law; and if the Company shall be required by law to deduct or withhold any Tax, or if any Tax is required to be paid by the Underwriters hereunder, the Company shall pay to the Underwriters such additional amounts as shall be required so that the net amount received by the Underwriters from the Company after such deduction, withholding or payment shall equal the amount otherwise due to the Underwriters hereunder.

17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 10 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal Representative and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

19. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

20. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,
CHINA SUNERGY CO., LTD.

By:
Name:
Title:

Accepted and agreed to as of the date

first above written, on behalf of

themselves and the other several

Underwriters named in Schedule A

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm ADSs
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[	]
Cowens and Company, LLC	[	]
Jefferies & Company, Inc.	[	]

Total	[	]

SCHEDULE B

[            ]

EXHIBIT A

Lock-Up Agreement

April 24, 2007

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

as Representative of the several Underwriters

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by China Sunergy Co., Ltd. an exempted company incorporated in the Cayman Islands (the “Company”) and you and the other underwriters (collectively, the “Underwriters”) named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of American Depositary Shares (“ADSs”), representing ordinary shares, par value $0.0001 per share, of the Company (the “Ordinary Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of ADSs or Ordinary Shares as contemplated by the Underwriting Agreement and the sale of the ADSs or Ordinary Shares to the Underwriters

A-1-1

(as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (d) any ADSs or Ordinary Shares acquired by the undersigned in the open market after completion of the Offering, or (e) sales or transfers to an affiliate of the undersigned, provided that such affiliate agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of ADSs or Ordinary Shares in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representative, make any demand for, or exercise any right with respect to, the registration of ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, or warrants or other rights to purchase ADSs or Ordinary Shares or any such securities.

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs, unless you waive, in writing, such extension.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), or (iv) the “time of purchase” shall not have occurred within sixty (60) days after the public filing of a registration statement by the Company with the United States Securities and Exchange Commission in relation to the ADSs, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT A-1

LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Position
1. [ ]	[ ]

2. [ ]	[ ]

3. [ ]	[ ]

4. [ ]	[ ]

5. [ ]	[ ]

6. [ ]	[ ]

7. [ ]	[ ]

8. [ ]	[ ]

9. [ ]	[ ]

10. [ ]	[ ]

11. [ ]	[ ]

12. [ ]	[ ]

13. [ ]	[ ]

14. [ ]	[ ]

15. [ ]	[ ]

16. [ ]	[ ]

17. [ ]	[ ]

18. [ ]	[ ]

EXHIBIT B

FORM OF OPINION OF LATHAM & WATKINS LLP

1. The Underwriting Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York.

2. The Deposit Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3. Upon due execution, issuance and delivery by the Depositary of ADRs evidencing ADSs against the deposit of Ordinary Shares in respect thereof in accordance with the terms of the Deposit Agreement and payment therefor in accordance with the terms of the Underwriting Agreement, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

4. The execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company, the deposit of the Ordinary Shares with the Depositary against issuance of the ADSs, and the issuance and sale of the ADSs by the Company to you and the other Underwriters pursuant to the Underwriting Agreement and the Deposit Agreement do not:

(i) result in the breach of or a default under any of the Specified Agreements which are governed by the laws of the State of New York and to which the Company is a party;

(ii) violate any United States federal or New York statute, rule or regulation applicable to the Company; or

(iii) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

5. The Registration Statements have become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on [ ], we confirm that no stop order suspending the effectiveness of the Registration Statements has been issued under the Act and no proceedings therefor have been initiated or are pending or contemplated by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rule 424 under the Act.

6. The F-1 Registration Statement, including the information deemed to be a part thereof pursuant to Rule 430A under the Act, as of the date it was declared effective, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the requirements for registration statements on Form F-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the F-1 Registration Statement or the Prospectus; and the F-6 Registration Statement, as of the date it was declared effective, appeared on its face to be appropriately responsive in all material respects to the requirements for registration statements on Form F-6 under the Act and the rules and regulations of the Commission thereunder. For purpose of this paragraph, we have assumed that the statements made in the Registration Statements and the Prospectus are correct and complete.

7. The statements in the Prospectus under the caption “Description of American Depositary Shares,” insofar as they purport to describe or summarize provisions of the Deposit Agreement and the ADSs, and under the caption “Shares Eligible for Future Sale,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws referred to therein, are accurate descriptions or summaries in all material respects.

8. To the best of our knowledge, there are no contracts or documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed.

9. The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

10. Pursuant to Section [ ] of the Underwriting Agreement and Section 19 of the Deposit Agreement, under the laws of the State of New York the Company has validly (i) chosen New York law to govern its rights and duties under the Underwriting Agreement and the Deposit Agreement, (ii) submitted to the personal jurisdiction of any state or federal court located in the State of New York, County of New York in any action arising out of or relating to the Underwriting Agreement or the Deposit Agreement or the transactions contemplated hereby or thereby, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court, and (iv) appointed CT Corporation System as its authorized agent for the purpose described in Section 13 of the Underwriting Agreement and Section 7.8 of the Deposit Agreement. Service of process in the manner set forth in Section [ ] of the Underwriting Agreement and Section 19 of the Deposit Agreement is effective to confer valid personal jurisdiction over the Company in connection with an action or proceeding arising out of or related to the Underwriting Agreement and the Deposit Agreement in any such court.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the judicial application of foreign laws or governmental actions affecting creditors’ rights. We express no opinion as to federal or state securities laws (except as set forth in paragraphs 5 and 6 as to federal securities laws) tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, margin regulations, rules of the National Association of Securities Dealers, Inc., rules of the New York Stock Exchange, pension or employee benefit laws, usury laws and environmental laws (without limiting other laws excluded by customary practice).

With your consent, we have assumed (a) that the Underwriting Agreement and the Deposit Agreement (the “Documents”) have been duly authorized, executed and delivered by the parties thereto (other than the Company with respect to due execution and delivery in accordance with the laws of the State of New York), (b) that the Documents constitute legally valid and binding obligations of the parties thereto (other than the Company with respect to the Deposit Agreement under the laws of the State of New York), enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to the Company herein.

Insofar as our opinions require interpretation of the Specified Agreements, with your consent, (i) we have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of New York in resolving such questions, (iii) we express no opinion with respect to any breach or default under a Specified Agreement that would occur only upon the happening of a contingency, and (iv) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination.

This opinion is furnished only to you in your capacity as Representative of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires ADSs from you or the Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

EXHIBIT C

FORM OF OPINION OF KING & WOOD

1. CEEG (Nanjing) PV-Tech Co., Ltd. (“Nanjing PV”) has been duly organized and is validly existing as a wholly foreign owned company with limited liability under the laws of the PRC and its business license is in full force and effect; Nanjing PV has been duly qualified as a foreign invested enterprise; 100% of the equity interests of Nanjing PV are owned by China Sunergy Co., Ltd. (BVI), or Sunergy BVI, and to the best of such counsel’s knowledge after due inquiry, such equity interests are free and clear of all liens, encumbrances, equities or claims; the articles of association, the business license and other constituent documents of Nanjing PV comply with the requirements of applicable laws of the PRC and are in full force and effect; Nanjing PV has full power and authority (corporate and other) and all consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any Governmental Agency having jurisdiction over Nanjing PV or any of its properties required for the ownership or lease of property by it and the conduct of its business and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus.

2. All of the issued shares of capital stock of Nanjing PV have been duly and validly authorized and issued and are fully paid and non-assessable; Nanjing PV has obtained all approvals, authorizations, consents and orders, and has made all filings and registrations, which are required under PRC laws and regulations for the ownership interest by Sunergy BVI of its equity interest in Nanjing PV; and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in Nanjing PV.

3. Nanjing PV has legal and valid title to all of their respective properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options and restrictions; each lease agreement to which Nanjing PV is a party is duly executed and legally binding; the leasehold interests of Nanjing PV are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their terms under PRC law; and, to the best of such counsel’s knowledge after due inquiry, neither of the Company, Nanjing PV owns, operates, manages or has any other right or interest in any other material real property of any kind, except as described in the Prospectus.

4. All Governmental Authorizations required under the laws and regulations of the PRC in connection with the establishment of the overseas affiliated companies, including [•], have been obtained, and none of such Governmental Authorizations has been withdrawn or revoked nor are there circumstances which may give rise to such Governmental Authorizations being withdrawn or revoked, or is subject to any condition precedent which has not been fulfilled or performed.

5. Nanjing PV has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all Governmental Agencies to own, lease, license and use its properties, assets and conduct its business in the manner described in the Prospectus and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions not described in the Prospectus; except as described in the Prospectus, Nanjing PV has no reason to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits and Nanjing PV is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

6. All dividends and other distributions declared and payable upon the equity interests in Nanjing PV may under the current laws and regulations of the PRC be paid to Sunergy BVI in Renminbi that may be converted into U.S. dollars and freely transferred out of the PRC, and all such dividends and other distributions are not and, except as disclosed in the Prospectus, will not be subject to withholding or other taxes under the laws and regulations of the PRC and, except as disclosed in the Prospectus, are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC. [If the Company has made any dividends or profits distribution in 2006, PRC counsel and the Company may need to confirm that the PRC shareholders have remitted or will remit such amount back within the 180 days of receipt.]

7. All PRC resident shareholders of the Company have disclosed and registered their offshore equity interest, beneficially or directly owned by such PRC resident shareholders, in the Company or its subsidiary in the British Virgin Islands with competent branches of State Administration of Foreign Exchange (“SAFE”) under the Circular on Issues Relating to Foreign Exchange Administration for Financing through Special Purpose Companies and Round-trip Investment by Domestic Residents.

8. To the best of such counsel’s knowledge after due inquiry, neither the Company nor any of its affiliated companies is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any Governmental Agency in the PRC, (C) in violation of their respective constituent documents, business licenses or permits or (D) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

9. The statements in the Prospectus under “Prospectus Summary”, “Risk Factors”, [“Our Corporate Structure”], “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Industry”, “Business”, “Regulation”, “Management”, “Related Party Transactions”, “Taxation” and “Enforcement of Civil Liabilities” to the extent such statements relate to matters of PRC law or regulation or to the provisions of documents therein described, are true and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect.

10. Nanjing PV is the exclusive owner of all right, title and interest in and to the Intellectual Property, and the Company or Nanjing PV has a valid right to use the Intellectual Property as currently used or as currently contemplated to be used by the Company, in each case, as described in the Prospectus; any of the Intellectual Property that was assigned by Chinese

Electrical Equipment Group (“CEEG”), to Nanjing PV has been assigned solely to Nanjing PV, which assignment was either recorded in and proclaimed by the PRC Intellectual Property Authority or other foreign patent or trademark registration office, as applicable, or have been submitted for recording in the PRC Intellectual Property Authority or other foreign patent or trademark registration office, as applicable; and such assignment is valid, binding and enforceable, and all PRC governmental approvals in respect of such assignment have been obtained and are in full force and effect.

11. To the best of such counsel’s knowledge after due inquiry, neither the Company nor any of its subsidiaries is infringing, misappropriating or violating any intellectual property right of any third party in the PRC; and no Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property in the PRC that would impair the validity or enforceability of such Intellectual Property.

12. No security interests or other liens have been created with respect to any of the Intellectual Property.

13. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC or to any political subdivision or taxing authority thereof or therein in connection with (a) the deposit with the Depositary of Shares against the issuance of ADRs evidencing the ADSs, (b) the sale and delivery by the Company and of the ADSs and the Shares to or for the respective accounts of the Underwriters or (c) the sale and delivery outside the PRC by the Underwriters of the ADSs and the Shares to the initial purchasers thereof in the manner contemplated herein.

14. The irrevocable submission of the Company to the jurisdiction of any New York Court, the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement not to plead an inconvenient forum, the waiver of sovereign immunity and the agreement of the Company that this Agreement and Deposit Agreement shall be construed in accordance with and governed by the laws of the State of New York are legal, valid and binding under the laws of the PRC and will be respected by PRC courts; service of process effected in the manner set forth in this Agreement and the Deposit Agreement will be effective, insofar as PRC law is concerned, to confer valid personal jurisdiction over the Company; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement and the Deposit Agreement will be recognized in PRC courts subject to the conditions described under the caption “Enforceability of Civil Liabilities” in the Prospectus.

15. The indemnification and contribution provisions set forth in Section             of the Deposit Agreement do not contravene the public policy or laws of PRC.

16. To the best of such counsel’s knowledge and based on records maintained by the provincial courts and courts in major cities in the PRC where the Company has operations and other than as set forth in the Prospectus, there are no legal, arbitration or governmental proceedings in progress or pending to which the Company, or Nanjing PV is a party or of which any property of Nanjing PV is the subject which, if determined adversely to Nanjing PV would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company, Nanjing PV; and, to the best of such counsel’s knowledge after due inquiry, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others; to the best of such counsel’s knowledge after due inquiry, none of the directors of the Company are currently subject to any litigation proceedings, bankruptcy proceedings or any investigation, hearing or proceeding brought or instituted by any regulatory authorities in the PRC or outside the PRC and nor are there any such proceedings pending or threatening to happen.

17. The issue and sale of the Shares and the ADSs being delivered at such Time of Delivery and the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at such Time of Delivery and the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Nanjing PV is a party or by which Nanjing PV is bound or to which any of the property or assets of Nanjing PV is subject, nor will such action result in any violation of the provisions of the articles of association, business license or any other constituent documents of Nanjing PV or any statute or any order, rule or regulation known to such counsel of any Governmental Agency, including without limitation Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued on August 8, 2006 by six PRC regulatory agencies (the “Rules”), having jurisdiction over Nanjing PV or any of its properties.

18. No Governmental Authorization of or with any Governmental Agency in the PRC is required for the issue and sale of the Shares and the ADSs. The Rules that became effective on September 8, 2006, provide that offshore special purpose vehicles formed for listing purposes and controlled directly or indirectly by PRC companies or individuals (“SPVs”) shall obtain the approval of the CSRC and the Ministry of Commerce (“MOC”) prior to the listing and trading of their securities on an overseas stock exchange. The Company acquired 100% of Nanjing PV through Sunergy BVI in 2006 (the “Acquisition”) and obtained all necessary approvals from PRC regulatory agencies, including the MOC and SAFE, prior to the effectiveness of the Rules. As the Company has already obtained all requisite approvals from all PRC regulatory agencies for the acquisition of equity interests in Nanjing PV and completed such acquisition prior to the effectiveness of the Rules, the Company is not required to obtain the approval of the CSRC pursuant to Article 40 of the Rules in connection with the listing and trading of the Company’s securities on the [•], even if the listing and trading of the Company’s securities on the [•] commences after September 8, 2006. The Company has obtained confirmation from CSRC and MOC that no approval is required to be obtained from them in connection with the listing and trading of the Company’s securities on [•]. In addition, based on the PRC laws, rules and regulations promulgated, the following shall be addressed: (i) the issue and sale of the Shares and the ADSs and the listing and trading of the ADSs representing the Shares on the [•] will not be subject to the approval of the CSRC even if such issue and sale, listing or trading occurs after September 8, 2006; (ii) no consents, approvals, authorizations, orders, registrations, clearances or qualifications of, or with, any court, governmental agency or legislative body (each a “Governmental Agency”) in the PRC (including, without limitation, the

CSRC) is required for the issue and sale of the Shares and the ADSs and the listing and trading of the ADSs representing the Shares on the [•] after September 8, 2006; (iii) the issue and sale of the Shares and the ADSs and the listing and trading of the ADSs representing the Shares on the [•] after September 8, 2006 will not conflict with or result in a breach or violation of any law or statute or any order, rule, or regulation of any Governmental Agency in the PRC (including, without limitation, the PRC Securities Law and the Rules); no subsequent filings and/or registrations with any PRC authorities are necessary for the issue and sale of the Shares and the ADSs and the listing and trading of the ADSs representing the Shares on the [•].

19. No Governmental Authorization of or with any Governmental Agency in the PRC is required for the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at such Time of Delivery or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement, the Custody Agreement and the Power of Attorney.

20. Nanjing PV is not in violation of its articles of association, business license or any other constituent documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

21. The application of the net proceeds to be received by the Company from the sale of ADSs as contemplated by the Prospectus will not contravene any provision of applicable PRC law, rule or regulation, or the articles of association, the business or other constituent documents of Nanjing PV or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon Nanjing PV, or any judgment, order or decree of any Governmental Agency in the PRC.

22. The descriptions of the Restructuring set forth in the Prospectus under the heading “Corporate Structure” under the caption “Prospectus Summary” are accurate, complete and fair.

23. The Restructuring (including without limitation the acquisition by Sunnergy BVI of 56% interest held by Nanjing Xinde Assets Management Co., Ltd. in Nanjing PV does not (A) contravene any provision of applicable law or statute, rule or regulation of any Governmental Agency having jurisdiction over Nanjing PV or any of their properties, (B) contravene the articles of association, business license or other constituent documents of Nanjing PV or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which Nanjing PV is a party or by which Nanjing PV is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

24. All Governmental Authorizations, including without limitation the SAFE registration by all PRC residents shareholders of Nanjing PV required under the laws of the PRC in connection with the Restructuring have been made or unconditionally obtained in writing and are in full force and effect, and no such Governmental Authorization has been withdrawn or revoked nor are there any circumstances which may give rise to any of such Governmental Authorizations being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed.

25. Although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, they have no reason to believe that (a) any part of the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Pricing Disclosure Package, as of the Applicable Time and as of such Time of Delivery, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (c) each Issuer Free Writing Prospectus conflicted with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time and as of such Time of Delivery, contained any untrue statement of a material fact or omitted to state any material fact required necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (d) as of its date and as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

26. The entry into, and performance or enforcement of this Agreement, the Deposit Agreement, the Custody Agreement or the Power of Attorney in accordance with its respective terms will not subject any of the Underwriters or the Depositary to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of this Agreement, the Deposit Agreement, the Custody Agreement or the Power of Attorney.

In giving such opinion, such counsel may state that (A) with respect to all matters of United States federal and New York State law they have relied upon the opinions of United States counsel for the Company with respect to all matters of Cayman Islands and BVI law they have relied upon the opinions of Cayman Islands and BVI counsel for the Company.

EXHIBIT D

[FORM OPINION OF CONYERS DILL & PEARMAN]

D-1

EXHIBIT E

FORM OF [DEPOSITARY COUNSEL] OPINION

1. The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and, assuming due authorization, execution and delivery thereof by the Company, constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms except (a) to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (2) general principles of equity (regardless of whether enforceability is considered a proceeding in law or in equity), and (b) rights to indemnity and contribution may be limited by United States federal or state securities laws or public policy.

2. The Depositary has full power and authority and legal right to execute and deliver the Deposit Agreement and to perform its obligations thereunder.

3. Upon execution and delivery by the Depositary of the ADRs evidencing the Offered ADSs against deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, the Offered ADSs will be validly issued and will entitle the holders of the Offered ADSs to the rights specified in those ADRs and in the Deposit Agreement.

4. Each of the Registration Statements (including the F-6 Registration Statement and the 8-A Registration Statement) has become effective under the Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424 and in the manner and within the time period required by Rule 430A under the Act; and the class of securities consisting of the Ordinary Shares has become registered under Section 12([g][b]) of the Exchange Act.

E-1

EXHIBIT F

OFFICERS’ CERTIFICATE

Each of the undersigned, Tingxiu Lu, Chairman and Chief Executive Officer of China Sunergy Co., Ltd., an exempted company incorporated in the Cayman Islands (the “Company”), and James Shaofeng Qi, Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 7(j) of that certain Underwriting Agreement dated [                    ] (the “Underwriting Agreement”) among the Company and, on behalf of the several Underwriters named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, that as of [date]:

1. He has reviewed the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2. The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3. The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4. The conditions set forth in paragraph (i) of Section 7 of the Underwriting Agreement have been met.

5. Since the date of the Underwriting Agreement, the Company has not had a Material Adverse Effect.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this [date].

Name:	Tingxiu Lu
Title:	Chairman and
Chief Executive Officer

Name:	James Shaofeng Qi
Title:	Chief Financial Officer

F-1

EXHIBIT G

DIRECTOR’S CERTIFICATE

Reference is made to that certain Underwriting Agreement, dated as of May [    ], 2007 (the “Agreement”), by and among China Sunergy Co., Ltd. a Cayman Island corporation (the “Company”) and the Representative named therein. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

I, Tingxiu Lu, do hereby certify that I am the Chairman and Chief Executive Officer of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company, and do hereby further certify that:

1. Attached hereto as Exhibit A is a true and complete copy of the Amended and Restated Articles of Association, including all amendments thereto (the “Articles”), of the Company. No document with respect to an amendment to the Articles has been made since the date of certification, and no action has been taken by the Company since such date in contemplation of any such amendment or the dissolution, merger, or consolidation of the Company, other than as contemplated by the Agreement.

2. Attached hereto as Exhibit B is a true and complete copy of the resolutions adopted by the Company’s Board of Directors authorizing the execution, delivery and performance of the Agreement and all transactions contemplated thereunder, and all other instruments, certificates and other documents executed in connection thereto, and such resolutions have not been amended, annulled, rescinded or revoked and remain in full force and effect. Such resolutions are the only resolutions adopted by the Board of Directors of the Company pertaining to the Agreement and the approval of the transactions and other agreements thereunder.

3. Attached hereto as Exhibit C is a true and complete copy of the all correspondence with Staff of the U.S. Securities and Exchange Commission with respect to the Registration Statement.

IN WITNESS WHEREOF, I have signed my name as of May             , 2007.

By:

Name: Tingxiu Lu

Title: Chairman and Chief Executive Officer